GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT (“Agreement”) is made and effective as of October 2, 2008.

AGREEMENT

BETWEEN
B & J PICTURES, INC., a corporation incorporated under the Business Corporations Act (New Brunswick), having its registered office at 11 Pine Court, Maugerville, New Brunswick, E3A 8M8 Canada, represented by Jacquelin Giroux, duly authorized as she so declares (hereinafter referred to as “B&J”);

AND
GLOBAL UNIVERSAL PICTURES INC., a corporation incorporated under the Canada Business Corporations Act, having its registered office at 11 Pine Court, Maugerville, New Brunswick, E3A 8M8 Canada, represented by Jacquelin Giroux, duly authorized as she so declares (hereinafter referred to as “Global”, and B&J and Global are hereinafter collectively referred to as the “Debtor”)

IN FAVOUR OF:	GLOBAL ENTERTAINMENT HOLDINGS, INC., a Nevada Corporation, located at 650 N. Bronson Avenue, Suite B-116, Los Angeles, California 90004 USA (the "Secured Party")

RECITALS

A.
Pursuant to a certain General Security Agreement, dated as of October 10, 2008, between B&J (as “Debtor) and National Bank of Canada, a Canadian bank duly constituted under the Bank Act of Canada (as “Lender”), National Bank of Canada holds a first security interest on all assets and other property of B&J, in connection with a certain credit facility made available to B&J, to which the security interest granted under this Agreement shall be deemed subordinate, solely with respect to B&J, and only until such date as B&J’s obligation to the National Bank of Canada has been satisfied and discharged.

B.
Pursuant to a certain Completion Agreement, dated as of October 15, 2008, by and between B&J and Global (collectively as “Producers) and Film Finances Canada, Ltd. (as “Guarantor”), the Secured Party executed its guarantee (“Completion Guarantee”) of any sums that may be due and owing by Debtor to Film Finances Canada, Ltd.

C.
Pursuant to a certain Exclusive License Agreement dated September 22, 2008, as amended on October 2, 2008, between Global and Secured Party, Global executed its promissory note in favor of Secured Party (“Promissory Note”) in the principal amount of One Hundred Fifty Thousand ($150,000) Dollars, payable in currency of the United States, as consideration for licensing exclusive rights to specific intellectual property as more fully described therein (hereinafter, the “Completion Guarantee” and the “Promissory Note” are collectively referred to as the “Debtor Obligations”).

D.
In connection with the Secured Party’s execution of the Completion Guarantee and the acceptance of the Debtor’s Promissory Note, and as a condition precedent thereto, the Secured Party has required that the Debtor execute and deliver this Agreement as security for the payment and performance of the Debtor Obligations.

In consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Debtor agrees with the Secured Party as follows:

1.           INTERPRETATION

1.1 Definitions - In this Agreement:

"Accession" means “accession” as defined in the PPSA as in force on the date hereof;

"Account" means “account” as defined in the PPSA as in force on the date hereof;

"this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Agreement and the Schedules as they may be amended or supplemented from time to time, and not to any particular section or other portion thereof and, unless otherwise indicated, references to Clauses, Schedules and Sections are references to clauses, schedules and sections of this Agreement;

"Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of New Brunswick and in the United States of America;

"Chattel Paper" means “chattel paper” as defined in the PPSA as in force on the date hereof;

"Collateral" means all of the undertaking, property and assets of the Debtor subject to, or intended to be subject to, the Security Interest, all as more particularly described in Section 2.1, and any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof" except where otherwise specifically provided;

"Debtor Obligations" means all of the obligations, liabilities and indebtedness of the Debtor to the Secured Party from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others of whatsoever nature or kind, in any currency or otherwise under or in respect of agreements or dealings between the Debtor and the Secured Party or agreements or dealings between the Secured Party and any Person by which the Secured Party may be or become in any manner whatsoever a creditor of the Debtor, including without limitation, all obligations, liabilities and indebtedness of the Debtor pursuant to the Completion Guarantee and the Promissory Note;

"Document of Title" means “document of title” as defined in the PPSA as in force on the date hereof;

"Equipment" means “equipment” as defined in the PPSA as in force on the date hereof;

"Event of Default" has the meaning attributed to such term in Section 8;

"Goods" means “goods” as defined in the PPSA as in force on the date hereof;

"Instrument" means “instrument” as defined in the PPSA as in force on the date hereof;

"Intangible" means “intangible” as defined in the PPSA as in force on the date hereof;

"Inventory" means “inventory” as defined in the PPSA as in force on the date hereof;

"Lien" means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

"Money" means “money” as defined in the PPSA as in force on the date hereof;

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

"PPSA" means the Personal Property Security Act (New Brunswick) as amended from time to time and any Act substituted therefor and amendments thereto;

"Proceeds" means “proceeds” as defined in the PPSA as in force on the date hereof; "Receiver" means any of a receiver, manager, receiver-manager and receiver and manager;

"Security" means “security” as defined in the PPSA as in force on the date hereof; and

"Security Interest" has the meaning attributed to such term in Section 2.1.

1.2           Currency - Except for amounts due under the Promissory Note, and where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

1.3           Gender and Number - In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4           Invalidity of Provisions - Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.5           Amendment, Waiver - No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.6           Governing Law, Attornment - This Agreement shall be governed by and construed in accordance with the laws of the Province of New Brunswick and the federal laws of Canada applicable therein. The Debtor hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of New Brunswick in regard to all disputes that may arise under this Agreement, provided however that nothing herein shall prevent the Secured Party from proceeding at its election against the Debtor in the courts of any other jurisdiction.

2.           SECURITY INTEREST

2.1           Creation of Security Interest - Subject to Sections 2.2 and 2.3, the Debtor hereby mortgages, pledges, charges and assigns to the Secured Party and grants to the Secured Party a security interest (in which mortgages, charges, assignments and security interest are hereinafter collectively referred to as the "Security Interest") all of its right, title and interest in all of its present and after-acquired personal property of whatsoever nature and kind and wherever situate including, without limitation, the following:

(a)           all Goods (including, without limitation, all parts, accessories, attachments, additions and Accession thereto) whether or not such Goods are now or hereafter become fixtures, all Accounts, all Chattel Paper, all Documents of Title (whether negotiable or not), all Equipment, all Inventory of whatever kind and wherever situated, all Instruments, all Intangibles, all Money and all Securities, and all other personal property, if any, in each case now owned or hereafter acquired by or on behalf of the Debtor or in respect of which the Debtor now or hereafter has any right, title or interest (including, without limitation, such as may be returned to or repossessed by the Debtor) and including, without limitation, all contracts, licenses, computer software, warranties, ownership certificates, manuals, publications, books, statements of account, bills, invoices, letters and other documents or records in any form evidencing or relating to any of the foregoing property and including, without limitation, the property described in Schedule "A" hereto forming an integral part hereof;

(b)           all Accounts and book debts and generally all debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured including letters of credit and advices of credit, which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Debtor (collectively the “Debts”);

(c)           all deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents of Title or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(d)           all contractual rights and insurance claims;

(e)           all goodwill, patents and patents rights, trademarks, copyrights, trade names, literary property rights, music rights and all other intangible property of an intellectual nature (collectively the “Intellectual Property”);

(f)           all renewals of, accretions to and substitutions for any of the property described in this Clause 2.1; and

(g)           all Proceeds (including Proceeds of Proceeds) of any of the property described in this Clauses 2.1.

2.2           Exception for Last Day of Leases - The Security Interest granted hereby does not and shall not extend to, and the Collateral shall not include, the last day of the term of any lease or sub-lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Debtor, but upon the sale of the leasehold interest or any part thereof the Debtor shall stand possessed of such last day in trust to assign the same as the Secured Party shall direct.

2.3           Exception for Contractual Rights - The Security Interest granted hereby does not and shall not extend to, and the Collateral shall not include, any agreement, right, franchise, license or permit (the "contractual rights") to which the Debtor is a party or of which the Debtor has the benefit, to the extent that the creation of the Security Interest therein would constitute a breach of the terms of or permit any Person to terminate the contractual rights, but the Debtor shall hold its interest therein in trust for the Secured Party and shall assign such contractual rights to the Secured Party forthwith upon obtaining the consent of the other party thereto. The Debtor agrees that it shall, upon the request of the Secured Party, use all commercially reasonable efforts to obtain any consent required to permit any contractual rights to be subjected to the Security Interest.

2.4           Attachment - The attachment of the Security Interest has not been postponed and the Security Interest shall attach to any particular Collateral as soon as the Debtor has rights in such Collateral.

3.           OBLIGATIONS SECURED

3.1           Obligations Secured - The Security Interest granted hereby secures payment, performance and satisfaction of the Debtor Obligations.

4.           REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties - The Debtor represents and warrants, and so long as this Agreement remains in effect shall be deemed continuously to represent and warrant, that:

(a)           it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and capacity to own its properties and assets and to carry on its business as presently carried on by it;

(b)           it has the corporate power and capacity to enter into this Agreement and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(c)           it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(d)           there is no unanimous shareholder agreement which restricts, in whole or in part, the powers of the directors of the Debtor to manage or supervise the business and affairs of the Debtor;

(e)           the entering into of this Agreement and the performance by the Debtor of its obligations hereunder does not and will not contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents of the Debtor or under any mortgage, lease, agreement or other legally binding instrument, license, permit or law to which the Debtor is a party or by which the Debtor or any of its properties or assets may be bound and will not result in or permit the acceleration of the maturity of any indebtedness, liability or obligation of the Debtor under any mortgage, lease, agreement or other legally binding instrument of or affecting the Debtor;

(f)           no authorization, consent or approval of, or filing with or notice to, any Person is required in connection with the execution, delivery or performance of this Agreement by the Debtor;

(g)           except as disclosed in writing to the Secured Party, there is no court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal, or criminal); arbitration or other dispute settlement procedure; investigation or enquiry by any government body; or any similar matter or proceeding (collectively "proceedings") against or involving the Debtor (whether in progress or threatened) which, if determined adversely to the Debtor, would adversely affect its business, property, financial condition or prospects or its ability to perform any of the provisions of this Agreement; no event has occurred which might give rise to any proceedings and there is no judgment, decree, injunction, rule, award or order of any governmental body outstanding against the Debtor which has or may have an adverse effect on its business, property, financial condition or prospects;

(h)           the Debtor does not have or use a French form of name or a combined English and French form of name;

(i)           the Debtor owns the Collateral free of all Liens;

(j)           each Account, Chattel Paper and Instrument constituting the Collateral is enforceable in accordance with its terms against the Person obligated to pay the same, and the amount represented by the Debtor to the Secured Party from time to time as owing by each such Person or by all such Persons will be the correct amount actually and unconditionally owing by such Person or Persons, except for normal cash discounts where applicable, and no such Person will have any defense, set-off, claim or counterclaim against the Debtor which can be asserted against the Secured Party, whether in any proceeding to enforce the Collateral or otherwise; and

(k)           the locations specified in Schedule "B" hereto forming an integral part hereof as to business operations and records are accurate and complete and, with respect to Goods (including Inventory) constituting the Collateral, the locations specified in Schedule "B" are accurate and complete except for Goods in transit to such locations and Inventory on lease or consignment; and all fixtures or Goods about to become fixtures which forms part of the Collateral will be situate at one of such locations.

5.           AGREEMENTS OF THE DEBTOR

5.1           General Agreements - The Debtor agrees that:

(a)           it shall pay or satisfy all Debtor Obligations upon demand and when due, as applicable;

(b)           it shall carry on and conduct its business in a proper and efficient manner and so as to protect and preserve the Collateral and shall keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for its business and accurate and complete records concerning the Collateral, and shall mark any and all such records and the Collateral at the Secured Party's request so as to indicate the existence of the Security Interest;

(c)           it shall keep the Collateral in good order and repair and shall not use the Collateral in violation of the provisions of this Agreement or any other agreement between the Debtor and the Secured Party relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;

(d)           it shall not locate any of the Collateral at any location not set out in Schedule "B" without the Secured Party's prior written consent;

(e)           it shall prevent any of the Collateral, except Inventory sold or leased as permitted hereby, from being or becoming an Accession to property not covered by this Agreement;

(f)           it shall pay all taxes, rates, levies, assessments and other charges of every kind which may be lawfully levied, assessed or imposed against or in respect of it or the Collateral as and when the same become due and payable;

(g)           it shall insure the Collateral for such periods, in such amounts, on such terms and against loss or damage by fire and such other risks as the Secured Party shall reasonably direct, with loss payable to the Secured Party, and shall pay all premiums therefor;

(h)           it shall notify the Secured Party promptly of:

(1)           any change in the information contained in this Agreement or in any schedules hereto relating to it, its business or the Collateral;

(2)           the details of any significant acquisition of the Collateral;

(3)           the details of any claims or litigation affecting it or the Collateral;

(4)           any loss of or damage to the Collateral;

(5)           any default by any Person in payment or other performance of its obligations with respect to the Collateral; and

(6)           the return to or repossession by it of the Collateral;

(i)           it shall deliver to the Secured Party from time to time promptly upon request:

(1)           any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to the Collateral;

(2)           all statements of accounts, bills, invoices and books of account relating to Accounts and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

(3)           all financial statements prepared by or for it regarding its business;

(4)           all policies and certificates of insurance relating to the Collateral; and

(5)           such information concerning the Collateral, the Debtor and its business and affairs as the Secured Party may reasonably request;

(j)           it shall not change its name without giving prior written notice to the Secured Party of the new name and the date upon which such change of name is to take effect; and

(k)           it shall, at its own expense, do, execute, acknowledge and deliver such financing statements and further assignments, transfers, documents, acts, matters and things (including further schedules to this Agreement) as may be reasonably requested by the Secured Party or with respect to the Collateral in order to give effect to this Agreement.

5.2           Restrictions on Dealings with the Collateral - Except as provided in Section 5.3, the Debtor agrees that it shall not, without the prior consent in writing of the Secured Party:

(a)           sell, assign, transfer, exchange, lease, consign or otherwise dispose of any of the Collateral;

(b)           move or transfer the Collateral from its present location; or

(c)           create, assume or suffer to exist any Lien upon the Collateral ranking or purporting to rank in priority to or pari passu with the Security Interest.

5.3           Permitted Dealings with the Collateral - The Debtor may at any time, without the consent of the Secured Party:

(a)           sell, assign, transfer, exchange, lease, consign or otherwise dispose of Inventory in the ordinary course of its business; and

(b)           sell or otherwise dispose of such part of its Equipment which is no longer necessary or useful in connection with its business or which has become worn out or obsolete or unsuitable for the purpose for which it was intended.

6. SECURITIES

6.1           Securities

(a)           If the Collateral at any time includes Securities, the Debtor authorizes the Secured Party to transfer the same or any part thereof into its own name or that of its nominee so that the Secured Party or its nominee may appear as the sole owner of record thereof; provided that, until the occurrence of an Event of Default, the Secured Party shall deliver promptly to the Debtor all notices or other communications received by the Secured Party or its nominee as such registered owner.

(b)           The Secured Party may, but shall not be obligated to, vote and exercise all rights of conversion or retraction or other similar rights with respect to any Securities constituting the Collateral and the Secured Party shall be entitled to receive all dividends (whether paid or distributed in cash, securities or other property) and interest declared and paid or distributed in respect of Securities constituting the Collateral.

(c)           The Debtor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Securities constituting the Collateral by reason of certain prohibitions contained in applicable securities laws or otherwise, and accordingly, may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Securities for their own account for investment and not with a view to the distribution or resale thereof.  The Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favourable than if such sale were a public sale, and notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by reason of its being a private sale.  The Secured Party shall be under no obligation to delay a sale of any Securities constituting the Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under applicable securities laws, or otherwise, even if the issuer would agree to do so.

7.           COLLECTION OF DEBTS

7.1           Collection of Debts - Before or after the occurrence of an Event of Default, the Secured Party may give notice of the Security Interest to any Person obligated to pay any debt or liability constituting the Collateral and may also direct such Person to make all payments on account of any such debt or liability to the Secured Party.  The Debtor acknowledges that any payments received by the Debtor from such Persons, whether before or after the occurrence of an Event of Default, shall be received and held by the Debtor in trust for the Secured Party and shall be turned over to the Secured Party upon request.

8.           EVENTS OF DEFAULT

8.1           Events of Default - The occurrence of any of the following events (an “Event of Default”) shall constitute an event of default:

(a)           default by the Debtor in payment when due of any of the Debtor Obligations which require the payment of money to the Secured Party;

(b)           default by the Debtor in the performance or observance of any covenant, condition or obligation contained in this Agreement or any other agreement to which it and the Secured Party are party that does not require the payment of money by the Debtor to the Secured Party unless such default is remedied within five (5) Business Days after notice thereof by the Secured Party to the Debtor;

(c)           any representation or warranty made by the Debtor herein or in any officers' certificate or other document delivered to the Secured Party pursuant hereto or in connection with any agreement to which the Secured Party and the Debtor are party is found to be false or incorrect in any way so as to make it misleading when made or deemed to have been made;

(d)           default by the Debtor in the performance or observance of any covenant, condition or obligation contained in any agreement between the Debtor and any Person, where such default gives rise to a right to enforce security against the Debtor;

(e)           the Debtor fails to pay to any Person any material indebtedness (other than the Debtor Obligations) when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure continues after any applicable grace period;

(f)           the Debtor admits its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency;

(g)           the Debtor institutes any proceeding or takes any corporate action or executes anyagreement to authorize its participation in or commencement of any proceeding:

(1)           seeking to adjudicate it a bankrupt or insolvent; or

(2)           seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies' Creditors Arrangement Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation);

(h)           any proceeding is commenced against or affecting the Debtor:

(1)           seeking to adjudicate it a bankrupt or insolvent, which is not being defended in good faith;

(2)           seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

(3) seeking appointment of a Receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets, including the Collateral or any part thereof;

(i)           any creditor of the Debtor, or any other Person, shall privately appoint a Receiver, trustee or similar official for any part of the properties and assets of the Debtor including the Collateral or any part thereof;

(j)           if any execution, distress or other enforcement process, whether by court order or otherwise, becomes enforceable against any property of the Debtor;

(k)           if any event or proceeding is taken with respect to any part of the Collateral in any jurisdiction outside Canada which has an effect equivalent or similar to any of theevents described in Sections 8.1(g), 8.1(h), 8.1(i), 8.1(j);

(l)           if, in the opinion of the Secured Party, acting in good faith, any of the security held by the Secured Party is in jeopardy, or, if any material adverse change occurs in the financial condition or prospects of the Debtor which, in the opinion of the Secured Party, acting in good faith, is likely to impair the ability of the Debtor to repay the Debtor Obligations;

(m)           the Debtor ceases or threatens to cease to carry on business in the ordinary course, except where such cessation occurs in connection with an amalgamation, transfer of assets or other reorganization which is effected in accordance with the provisions hereof; or

(n)           the Secured Party in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of the Debtor Obligations is or is about to be impaired or that the Collateral is or is about to be placed in jeopardy.

9.           REMEDIES

9.1           Appointment of Receiver –

(a)           Upon the occurrence of an Event of Default, the Secured Party may appoint by instrument any Person, whether an officer or an employee of the Secured Party or not, to be a Receiver of the Collateral and may remove any Receiver so appointed and appoint another in place of such Receiver in the same manner.  Any such Receiver shall be deemed the agent of the Debtor and not of the Secured Party for the purpose of (i) carrying on and managing the business and affairs of the Debtor, and(ii) establishing liability for all acts or omissions of the Receiver while acting as such, and the Secured Party shall not be in any way responsible for any acts or omissions on the part of any such Receiver, its officers, employees and agents.  The Debtor hereby irrevocably authorizes the Secured Party to give instructions to the Receiver relating to the performance of its duties.  The Debtor hereby irrevocably waives any right it may have now or in the future under any applicable law, including, without limitation, the PPSA, to make application to a court for the removal, replacement or discharge of the Receiver or for directions on any matter relating to the duties of the Receiver (unless such duties are not being performed in a commercially reasonable manner) or in respect of the Receiver's accounts or remuneration or in respect of any other matter.

(b)           Subject to the provisions of the instrument appointing it, any such Receiver shall have the power to take possession of the Collateral, to preserve the Collateral or its value in such manner as it considers appropriate, to carry on or concur in carrying on all or any part of the business of the Debtor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of the Collateral in such manner and on such terms as it considers to be commercially reasonable. To facilitate the foregoing powers, any such Receiver may enter upon, use and occupy all premises owned or occupied by the Debtor wherein the Collateral may be situate to the exclusion of all others to the extent permitted by law, including the Debtor, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis, incur reasonable expenses in exercise of the rights, powers and remedies set out in this Agreement and use the Collateral directly in carrying on the Debtor's business or as security for loans or advances to enable it to carry on the Debtor's business or otherwise, as such Receiver shall, in its discretion, determine. In addition, the Receiver shall have the following rights, powers and remedies:

(1)           to make payments to Persons having prior rights or Liens on properties on which the Debtor may hold a Lien and to Persons having prior rights or Liens on the Collateral; and

(2)           to demand, commence, continue or defend proceedings in the name of the Secured Party or of the Receiver or in the name of the Debtor for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral and to give effectual receipts and discharges therefor.

(c)           Except as may be otherwise directed by the Secured Party, all Proceeds received from time to time by such Receiver in carrying out its appointment shall be received in trust for and paid over to the Secured Party. Every such Receiver may, in the discretion of the Secured Party, be vested with all or any of the rights and powers of the Secured Party.

9.2           Exercise of Remedies by the Secured Party - Upon the occurrence of an Event of Default, the Secured Party may, either directly or through its agents or nominees, exercise all the powers and rights available to a Receiver by virtue of Section 9.1.  In addition to the rights granted in this Agreement and in any other agreement now or hereafter in effect between the Debtor and the Secured Party and in addition to any other rights the Secured Party may have at law or in equity or otherwise, the Secured Party shall have, both before and after the occurrence of an Event of Default, all rights and remedies of a secured party under the PPSA.

9.3           Possession of the Collateral - The Debtor acknowledges that the Secured Party or any Receiver appointed by it may take possession of the Collateral wherever it may be located and by any method permitted by law and the Debtor agrees upon request from the Secured Party or any such Receiver to assemble and deliver possession of the Collateral at such place or places as directed.

9.4           Remedies Not Exclusive - All rights, powers and remedies of the Secured Party under this Agreement may be exercised separately or in combination and shall be in addition to, and not in substitution for, any other security now or hereafter held by the Secured Party and any other rights, powers and remedies of the Secured Party however created or arising.  No single or partial exercise by the Secured Party or any of the rights, powers and remedies under this Agreement or under any other security now or hereafter held by the Secured Party shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or any other security or at law, in equity or otherwise.  The Secured Party shall at all times have the right to proceed against the Collateral or any other security in such order and in such manner as it shall determine without waiving any rights, powers or remedies which the Secured Party may have with respect to this Agreement or any other security or at law, in equity or otherwise. No delay or omission by the Secured Party in exercising any right, power or remedy hereunder or otherwise shall operate as a waiver thereof or of any other right, power or remedy.

9.5           Debtor Liable for Deficiency - The Debtor shall remain liable to the Secured Party for any deficiency after the Proceeds of any sale, lease or disposition of the Collateral are received by the Secured Party.

9.6           Exclusion of Liability of Secured Party and Receiver - The Secured Party shall not, nor shall any Receiver appointed by it, be liable for any failure to exercise its rights, powers or remedies arising hereunder or otherwise, including without limitation any failure to take possession of, collect, enforce, realize, sell, lease or otherwise dispose of, preserve or protect the Collateral, to carry on all or any part of the business of the Debtor relating to the Collateral or to take any steps or proceedings for any such purposes.  Neither the Secured Party nor any Receiver appointed by it shall have any obligation to take any steps or proceedings to preserve rights against prior parties to or in respect of the Collateral including without limitation any Instrument, Chattel Paper or Securities, whether or not in the Secured Party's or the Receiver's possession, and neither the Secured Party nor any Receiver appointed by it shall be liable for failure to do so.  Subject to the foregoing, the Secured Party shall use reasonable care in the custody and preservation of the Collateral in its possession.

9.7           Notice of Sale - Unless required by law, neither the Secured Party nor any Receiver appointed by it shall be required to give the Debtor any notice of any sale, lease or other disposition of the Collateral, the date, time and place of any public sale of the Collateral or the date after which any private disposition of the Collateral is to be made.

10.           APPLICATION OF PROCEEDS

10.1           Application of Proceeds - The Proceeds arising from the enforcement of the Security Interest as a result of the possession by the Secured Party or the Receiver of the Collateral or from any sale, lease or other disposition of, or realization of security on, the Collateral (except following acceptance of the Collateral in satisfaction of the Debtor Obligations) shall be applied by the Secured Party or the Receiver in the following order, except to the extent otherwise required by law:

(a)           first, in payment of the Secured Party's reasonable costs, charges and expenses (including legal fees on a solicitor and his own client basis) incurred in the exercise of all or any of the rights, powers or remedies granted to it under this Agreement, and in payment of the reasonable remuneration of the Receiver, if any, and the reasonable costs, charges and expenses incurred by the Receiver, if any, in the exercise of all or any of the rights, powers or remedies granted under this Agreement;

(b)           second, in payment of amounts paid by the Secured Party or the Receiver pursuant to Clause 9.1(a);

(c)           third, in payment of all money borrowed or advanced by the Secured Party or the Receiver, if any, pursuant to the exercise of the rights, powers or remedies set out in this Agreement and any interest thereon;

(d)           fourth, in payment of the remainder of the Debtor Obligations in such order of application as the Secured Party may determine;

(e)           fifth, subject to Sections 10.2 and 10.3, to any Person who has a security interest in the Collateral that is subordinate to that of the Secured Party and whose interest:

(1)           was perfected by possession, the continuance of which was prevented by the Secured Party or the Receiver taking possession of the Collateral, or

(2)           was, immediately before the sale, lease or other disposition by the Secured Party or the Receiver, perfected by registration;

(f)           sixth, subject to Sections 10.2 and 10.3, to any other Person with an interest in such Proceeds who has delivered a written notice to the Secured Party or the Receiver of the interest before the distribution of such Proceeds; and

(g)           last, subject to Sections 10.2 and 10.3, to the Debtor or any other Person who is known by the Secured Party or the Receiver to be an owner of the Collateral.

10.2           Proof of Interest - Subject to applicable laws, the Secured Party or the Receiver may require any Person mentioned in Clauses 10.1(e), 10.1(f) or 10.1(g) to furnish proof of that Person's interest, and unless the proof is furnished within ten (10) days after demand by the Secured Party or the Receiver, the Secured Party or the Receiver need not pay over any portion of the Proceeds referred to therein to such Person.

10.3           Payment Into Court - Where there is a question as to who is entitled to receive payment under Clauses 10.1(e), 10.1(f), or 10.1(g), the Secured Party or the Receiver may pay the Proceeds referred to therein into court.

10.4           Monies Actually Received - The Debtor shall be entitled to be credited only with the actual Proceeds arising from the possession, sale, lease or other disposition of, or realization of security on, the Collateral when received by the Secured Party or the Receiver and such actual Proceeds shall mean all amounts received in cash by the Secured Party or the Receiver upon such possession, sale, lease or other disposition of, or realization of security on, the Collateral.

11.           GENERAL

11.1           Power of Attorney - The Debtor hereby appoints the Secured Party as the Debtor's attorney, with full power of substitution, in the name and on behalf of the Debtor, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Debtor has herein agreed to execute, deliver or do or as may be required by the Secured Party or any Receiver to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Secured Party, and generally to use the name of the Debtor in the exercise of all or any of the rights, powers or remedies hereby conferred on the Secured Party.  This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Debtor or for any other reason.

11.2           Set-Off - The Secured Party may at any time and from time to time, without notice to the Debtor or to any other Person, set-off, appropriate and apply any and all deposits, general or special, matured or unmatured, held by or for the benefit of the Debtor with the Secured Party, and any other indebtedness and liability of the Secured Party to the Debtor, matured or unmatured, against and on account of the Debtor Obligations when due, in such order of application as the Secured Party may from time to time determine.

11.3           Dealings with Others - The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, make settlements, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and other Persons and with the Collateral and other security as the Secured Party sees fit, without prejudice to the liability of the Debtor to the Secured Party or the rights, powers and remedies of the Secured Party under this Agreement.

11.4           No Obligation to Advance - Nothing herein contained shall in any way obligate the Secured Party to advance any funds, or otherwise make or continue to make any credit available, to the Debtor.

11.5           Perfection of Security - The Debtor authorizes the Secured Party to file such financing statements and other documents and do such acts, matters and things as the Secured Party may consider appropriate to perfect and continue the Security Interest, to protect and preserve the interest of the Secured Party in the Collateral and to realize upon the Security Interest.

11.6           Communication - (a) Any notice required by law or this Agreement to be served upon either of the parties to this Agreement shall be sufficiently served if given personally or if sent by telex or fax (where the intended recipient is equipped to receive such a form of telecommunication) or by prepaid courier or registered mail (provided no general discontinuance of postal service due to strike, lockout or otherwise, exists);

(i) in the case of the Secured Party:	(ii) in the case of the Debtor:

Global Entertainment Holdings, Inc.	B & J Pictures Inc. and
650 N. Bronson Avenue, Suite B-116	11 Pine Court
Los Angeles, California 90004 USA	Maugerville, New Brusnwick E3A 8M8
Attention: Gary Rasmussen, CEO	Attention: Jacqueline Giroux, President

AND

Global Universal Pictures, Inc.
11 Pine Court
Maugerville, New Brunswick E3A 8M8
Attention: Jacqueline Giroux, President

and, either party may by notice given in accordance with this Section change its address for the purposes of this Agreement.

(b) Any notice shall be deemed (in the absence of evidence of prior receipt) to have been received by the intended recipient the same day if personally served, the next Business Day if sent by telex or fax, and on the third Business Day next following where sent by prepaid courier or by registered mail.

11.7           Successors and Assigns - This Agreement shall be binding on the Debtor and its successors and shall enure to the benefit of the Secured Party and its successors and assigns.  This Agreement shall be assignable by the Secured Party free of any set-off, counterclaim or equities between the Debtor and the Secured Party, and the Debtor shall not assert against any assignee of the Secured Party any claim or defense that the Debtor has against the Secured Party.

11.8           Copy Received - The Debtor hereby acknowledges receipt of a copy of this Agreement and waives receipt of a copy of any financing statement or any renewal thereof or related verification statement registered under the PPSA in respect of the Security Interest.

IN WITNESS WHEREOF, the Debtor has properly executed this Agreement as of the date first above written.

B & J PICTURES INC.

Per:

________________________________________
Jacqueline (Jackie) Giroux
Its:           President

GLOBAL UNIVERSAL PICTURES, INC.,
Per:

________________________________________
Jacqueline (Jackie) Giroux
Its:           President

ACKNOWLEDGED:

Global Entertainment Holdings, Inc.
Per:

______________________________________
Gary Rasmussen
Its:  Chief Executive Officer

SCHEDULE "A"

Collateral Mentioned in Clause 2.1(a)

The Collateral includes, without limitation, the following additional property of the Debtor:

All of the Debtor’s right, title and interest in and to the motion picture presently entitled “Blue Seduction” aka “Symphony” and “Unwound” (the “Film”), including all copyright and ancillary rights, distribution rights, claims, revenues and tax credit refunds therein and all proceeds from the exploitation thereof.

Any and all amounts owing as tax credit refunds to the Debtor in connection with the Film pursuant to the Income Tax Act (Canada) and pursuant to the Income Tax Act (New Brunswick) by the appropriate federal and provincial governmental authorities.

SCHEDULE "B"

Location of Business Operations and Records

1.           Locations of Debtor's business operations and Collateral:

11 Pine Court, Maugerville, New Brunswick, E3A 8M8, or at any locations accepted by the Secured Party in writing.

2.           Locations of records relating to the Collateral:

11 Pine Court, Maugerville, New Brunswick, E3A 8M8, or at any locations accepted by the Secured Party in writing